Exhibit 4.2

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

WARRANT TO PURCHASE SHARES OF SERIES D PREFERRED STOCK

of

CALCIMEDICA, INC.

Dated as of [•], 2021

Void after the date specified in Section 8

Tranche [•]

No. D-[•]

THIS CERTIFIES THAT, for value received, [•], or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from CalciMedica, Inc., a Delaware corporation (the “Company”), shares of the Company’s Series D Preferred Stock, $0.001 par value per share (the “Shares”), in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the transactions described in the Series D Preferred Stock and Warrant Purchase Agreement, dated as of February 22, 2021, by and among the Company and the purchasers described therein (the “Purchase Agreement”). This Warrant is one of a series of warrants referred to as the “Series D Warrants” in the Purchase Agreement.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1. Number and Price of Shares; Exercise Period.

(a) Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to thirty percent (30%) (the “Warrant Coverage”) of the number of Shares purchased by the Holder concurrently herewith pursuant to the Purchase Agreement (as set forth on Exhibit A-[•] thereto), rounding down to the nearest whole share, as may be adjusted pursuant hereto, prior to (or in connection with) the expiration of this Warrant as provided in Section 8.

(b) Exercise Price. The exercise price per Share shall be equal to $0.8045, subject to adjustment pursuant hereto (the “Exercise Price”).

(c) Exercise Period. This Warrant shall be exercisable, in whole or in part, prior to (or in connection with) the expiration of this Warrant as set forth in Section 8.

2. Exercise of the Warrant.

(a) Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by:

(i) the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii) the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by (a) wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company; (b) surrender and cancellation of promissory notes or other instruments representing indebtedness of the Company to the Holder; or (c) a combination of (a) and (b).

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X	=	Y (A – B)
A

Where:

X	=	The number of Shares to be issued to the Holder

Y	=	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A	=	The fair market value of one Share (at the date of such calculation)

B	=	The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Share shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that:

(i) where a public market exists for the Company’s common stock at the time of such exercise, the fair market value per Share shall be the product of (x) the average of the closing bid prices of the common stock or the closing price quoted on the national securities exchange on which the common stock is listed as published in the Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value and (y) the number of shares of common stock into which each Share is convertible at the time of such exercise, as applicable; and

(ii) if the Warrant is exercised in connection with the Company’s initial public offering of common stock, the fair market value per Share shall be the product of (x) the per share offering price to the public of the Company’s initial public offering and (y) the number of shares of common stock into which each Share is convertible at the time of such exercise, as applicable.

(c) Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, and in any event within thirty (30) days thereafter, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(d) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(e) Conditional Exercise. The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 8 by so indicating in the notice of exercise.

(f) Automatic Exercise. If the Holder of this Warrant has not elected to exercise this Warrant prior to expiration of this Warrant pursuant to Section 8, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to Section 2(b) effective immediately prior to the expiration of the Warrant to the extent such net issue exercise would result in the issuance of Shares, unless Holder shall earlier provide written notice to the Company that the Holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

(g) Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued shares of Series D Preferred Stock (and shares of common stock for issuance on conversion of such shares) for the purpose of effecting the exercise of this Warrant such number of shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Series D Preferred Stock (or shares of common stock for issuance on conversion of such shares) shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may be necessary to increase its authorized and unissued shares of Series D Preferred Stock (and shares of common stock for issuance on conversion of such shares) of the Company to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

3. Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4. Transfer of the Warrant.

(a) Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b) Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

(c) Taxes. Issuance of Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares, all of which taxes and expenses shall be paid by the Company, and such Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5. Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a) Transferability. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) and limitations on assignments and transfers, including, without limitation, compliance with the restrictions on transfer set forth in this Section 5, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) trading days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Shares without having a new Warrant issued.

(b) Restrictions on Transfers. This Warrant may not be transferred or assigned in whole or in part without the Company’s prior written consent (which shall not be unreasonably withheld), and any attempt by Holder to transfer or assign any rights, duties or obligations that arise under this Warrant without such permission shall be void. Any transfer of this Warrant or the Shares or the shares of common stock issuable upon conversion of the Shares (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or

(ii) (A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Securities are being acquired (i) solely for the transferee’s own account and not as a nominee for any other party, (ii) for investment and (iii) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (C) if requested by the Company, such Holder shall have furnished the Company, at the Holder’s expense and option, either (i) evidence reasonably satisfactory to the Company that such disposition will not require registration of such Securities under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon such Holder shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(c) Permitted Transfers. Permitted transfers with respect to Section 5(b) include (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Securities by any Holder to (x) a parent, subsidiary or other affiliate of a Holder that is a corporation, (y) any of the Holder’s partners, members or other equity owners, or retired partners or members, or to the estate of any of its partners, members or other equity owners or retired partners or members, or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Holder; provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition; provided, further, with respect to Global Health Science Fund II L.P. (“GHSF”) and Quark Venture LP (“Quark”) permitted transfers with respect to Section 5(b) include (1) GHSF; (2) any investment fund (whether a corporation, limited partnership, trust, or other entity) now or hereafter existing to which (I) GHS Investment Management (Cayman) Company Limited, (II) GHS Partners Limited, GHS Partnership, L.P., GHS Partnership II, L.P., (III) GF Investments (Hong Kong) Company Limited, (IV) Quark, or (V) any of their Affiliates provides management or investment advisory services (including indirectly through a joint venture arrangement), including any other investment entity jointly managed by Quark (or its affiliates) and GF Investments (Hong Kong) Company Limited (or its affiliates); (3) the limited partners of GHSF and the limited partners and holders of any investment fund stipulated in (2) above; and (4) any Affiliate of any person or entity stipulated in (1)-(3) above .

(d) Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

(e) Securities Law Legend. Each certificate, instrument or book entry representing the Securities shall (unless otherwise permitted by the provisions of this Warrant) be notated with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

(f) Market Stand-off Legend. Each certificate, instrument or book entry representing the Shares and common stock issued upon exercise hereof or conversion thereof shall also be notated with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

(g) Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

(h) Removal of Legend. The legend referring to federal and state securities laws identified in Section 5(e) notated on any certificate evidencing the Shares (and the common stock issuable upon conversion thereof) and the stock transfer instructions and record notations with respect to such securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such securities (to the extent the securities are certificated), if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration, qualification or legend.

(i) No Transfers to Bad Actors; Notice of Bad Actor Status. The Holder agrees not to sell, assign, transfer, pledge or otherwise dispose of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. The Holder will promptly notify the Company in writing if the Holder or, to the Holder’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

6. Adjustments. Subject to the expiration of this Warrant pursuant to Section 8, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a) Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series (other than as would cause the expiration of this Warrant pursuant to Section 8) or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(b) Subdivisions and Combinations. In the event that the outstanding shares of the securities issuable upon exercise of this Warrant are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of the securities issuable upon exercise of this Warrant are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(c) Dividends. If at any time or from time to time the holders of Preferred Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive,

(i) capital stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for capital stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

(ii) any cash paid or payable including as a cash dividend, or

(iii) capital stock or other securities or property (including cash) by way of spin off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares issued as a stock split, adjustments in respect of which are covered by the terms of Section 6(b) above), then and in each such case, Holder shall, upon the exercise or exchange of this Warrant, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) above) which Holder would hold on the date of such exercise had it been the holder of record of such Shares as of the date on which holders of Series D Preferred Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

(d) Sale or Issuance Below Purchase Price; “Pay-to-Play” Exemption.

(i) The antidilution rights applicable to the Shares purchasable hereunder are set forth in the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Restated Certificate”). Such antidilution rights shall not be restated, amended, modified or waived in any manner without Holder’s prior written consent if the effect of such restatement, amendment, modification or waiver on Holder would be more adverse to Holder than, and substantially dissimilar to, its effect on the other holders of Series D Preferred Stock. The Company shall promptly provide Holder with any restatement, amendment, modification or waiver of the Restated Certificate related to such antidilution rights promptly after the same has been made.

(ii) In the event that the rights, preferences or privileges of the Series D Preferred Stock issuable upon the exercise of this Warrant are amended or modified, or a recapitalization, reclassification, conversion or exchange of the outstanding shares of Series D Preferred Stock is effected in connection with an equity or debt financing transaction which occurs after the date hereof, this Warrant (and the Shares issuable hereunder) shall automatically and without any action required by Holder become exercisable for the type of securities as would have been issued or exchanged, or would have remained outstanding or been purchasable, as the case may be, in respect of the Series D Preferred Stock issuable hereunder had Holder exercised this Warrant in full prior to such event and purchased all shares pursuant to the cash exercise provision set forth in Section 2(a) hereof, and participated in the equity or debt financing to the maximum extent permitted.

(e) Certain Events. If any change in the outstanding Series D Preferred Stock of the Company or any other event occurs as to which the other provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly effect the adjustments to this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make in good faith an adjustment in the number and class of shares issuable under this Warrant, the Exercise Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give Holder of this Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as Holder would have owned had this Warrant been exercised prior to the event and had Holder continued to hold such shares until after the event requiring adjustment.

(f) Notice of Adjustments. Upon any adjustment in accordance with this Section 6(f), the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

7. Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 8, in the event that the Company shall authorize:

(a) the issuance of any dividend or other distribution on the capital stock of the Company (other than (i) dividends or distributions otherwise provided for in Section 6(c), (ii) repurchases of common stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase; (iii) repurchases of common stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal or first offer contained in agreements providing for such rights; or (iv) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder), whether in cash, property, stock or other securities;

(b) the voluntary liquidation, dissolution or winding up of the Company;

(c) any transaction resulting in the expiration of this Warrant pursuant to Section 8(b) or 8(c);

the Company shall send to the Holder of this Warrant at least ten (10) days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a) or the expected effective date of any such other event specified in clause (b) or (c), as applicable.

8. Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of:

(a) the date that is five (5) years from the date of issuance of this Warrant; or

(b) the consummation of a Deemed Liquidation (as defined in the Restated Certificate); or

(c) the consummation of the first firm commitment underwritten initial public offering of the Company’s securities to the general public pursuant to an effective registration statement filed under the Securities Act; or

(d) the Investor Default Date (as defined in the Purchase Agreement) following the notice set forth in Section 2.1(b)(ii) of the Purchase Agreement to the Holder stating that it is a Defaulting Investor (as defined in the Purchase Agreement).

9. No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

10. Registration Rights. Upon exercise of this Warrant, Holder shall deliver counterparts to such agreements and documents executed by other investors holding shares of Series D Preferred Stock (including any and all amendments thereto), including, without limitation, the Voting Agreement, Right of First Refusal and Co-Sale Agreement, and the Rights Agreement (each as defined in the Purchase Agreement), as may be amended from time to time, to the extent Holder is not already a party to such agreements. With respect to any Shares issued upon exercise hereof, Holder shall be entitled to all of the registration rights set forth in the Rights Agreement, as amended from time to time, to the same extent and on the same terms and conditions as possessed by the investors holding shares of Series D Preferred Stock thereunder. Company shall take such action as may be reasonably necessary upon exercise of this Warrant to assure that the granting of such registration rights to Holder does not violate the provisions of the Rights Agreement or any of Company’s charter documents or rights of prior grantees of registration rights.

11. Market Stand-off. The Holder of this Warrant hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the Company held by the Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the registration statement for the Company’s initial public offering filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto), provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may notate each such certificate, instrument or book entry with a legend as substantially set forth in Section 5(e) with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Holder agrees to execute a market stand-off agreement with the underwriters in the offering in customary form consistent with the provisions of this section.

12. Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

(a) No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b) Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

(c) Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

(d) Speculative Nature of Investment. The Holder understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(e) Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

(f) Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Holder has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

(g) Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

(h) Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i) No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

(j) Brokers and Finders. The Holder has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

(k) Legal Counsel. The Holder has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

(l) Tax Advisors. The Holder has been advised to review with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.

(m) No “Bad Actor” Disqualification. Neither (i) the Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Holder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the acceptance of this Warrant, in writing in reasonable detail to the Company.

13. Miscellaneous.

(a) Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder.

(b) Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(i) if to the Holder, to the Holder at the Holder’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address or electronic mail address to the Company, then to and at the address or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(ii) if to the Company, to the attention of the President or Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other current address as the Company shall have furnished to the Holder, with a copy (which shall not constitute notice) to Karen Deschaine, Cooley LLP, 4401 Eastgate Mall, San Diego, California 92121.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being deposited with an overnight courier service of recognized standing or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

(e) Jurisdiction and Venue. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within San Diego County, State of California, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons.

(f) Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g) Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(h) Waiver of Jury Trial. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT. This paragraph shall not restrict the Holder or the Company from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(i) California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

(j) Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.

(k) Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(l) Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(m) Counterparts and Delivery. This Warrant may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(signature page follows)

The Company signs this Warrant as of the date stated on the first page.

CALCIMEDICA, INC.

By:
Name:	Michael Dunn
Title:	President

Address:

505 Coast Blvd S #307
La Jolla, CA 92037

AGREED AND ACKNOWLEDGED,

[•]

By:

Name:

Title:

Address:

[•]

(Signature Page to Warrant to Purchase Shares of Series D Preferred Stock of CalciMedica, Inc.)

EXHIBIT A

NOTICE OF EXERCISE

TO:	CalciMedica, Inc. (the “Company”)

Attention:	President

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares:

Type of security:

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

☐	A cash payment or cancellation of indebtedness, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

☐	The net issue exercise provisions of Section 2(b) of the attached warrant.

(3)	Conditional Exercise. Is this a conditional exercise pursuant to Section 2(e):

☐ Yes ☐ No

If “Yes,” indicate the applicable condition:

(4)	Stock. Please make a book entry and, if the shares are certificated, issue a certificate or certificates representing the shares in the name of:

☐ The undersigned

☐ Other—Name:

Address:

(5)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:

☐ The undersigned

☐ Other—Name:

Address:

☐ Not applicable

A-1

(6)

Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Section 12 of the attached warrant are true and correct as of the date hereof.

(7)

Investment Representation Statement and Market Stand-Off Agreement. The undersigned has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the warrant as Exhibit A-1.

(8)

Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law §232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (ii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iii) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

(Signature page to the Notice of Exercise)

A-2

EXHIBIT A-l

INVESTMENT REPRESENTATION STATEMENT

AND

MARKET STAND-OFF AGREEMENT

INVESTOR:

COMPANY:	CALCIMEDICA, INC.

SECURITIES:	THE WARRANT ISSUED ON [•], 2021 (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF.

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1. No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2. Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

3. Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4. Speculative Nature of Investment. The Investor understands and acknowledges its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5. Access to Data. The Investor has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Investor understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

A-1-1

6. Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

7. Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

8. Restrictions on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk.

9. No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

10. Brokers and Finders. The Investor has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

11. Legal Counsel. The Investor has had the opportunity to review the Warrant, the exhibits and schedules attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.

A-1-2

12. Tax Advisors. The Investor has been advised to review with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

13. Market Stand-off. The Investor agrees that the Investor shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the Company held by the Investor (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the registration statement for the Company’s initial public offering filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto, provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may notate each such certificate, instrument or book entry with a legend with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Investor agrees to execute a market stand-off agreement with the relevant underwriters in customary form consistent with the provisions of this section.

14. No “Bad Actor” Disqualification. Neither (i) the Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Investor is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the purchase or acquisition of the Securities, in writing in reasonable detail to the Company.

(signature page follows)

A-1-3

The Investor is signing this Investment Representation Statement and Market Stand-Off Agreement on the date first written above.

INVESTOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

A-1-4

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:

COMPANY:	CALCIMEDICA, INC.

WARRANT:	THE WARRANT TO PURCHASE SHARES OF SERIES D PREFERRED STOCK ISSUED ON [•], 2021 (THE “WARRANT”)

DATE:

(1)

Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:

Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of CalciMedica, Inc., maintained for the purpose, with full power of substitution in the premises.

(2)

Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)

Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties set forth in Section 12 of the Warrant are true and correct as to Assignee as of the date hereof.

(4)

Investment Representation Statement and Market Stand-Off Agreement. Assignee has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

(5)

No “Bad Actor” Disqualification. Neither (i) Assignee, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s securities held or to be held by Assignee is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act of 1933, as amended (the “Securities Act”), except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer of the Securities, in writing in reasonable detail to the Company.

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address: